As filed with the Securities and Exchange Commission on June 29, 2007
Registration Statement No. 333-82806

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT No. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARKER-HANNIFIN CORPORATION
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation or organization)
34-0451060
(I.R.S. Employer Identification Number)
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
(216) 896-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Piraino, Jr.
Vice President, General Counsel and Secretary
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
(216) 896-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Patrick J. Leddy, Esq.
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Deregistration of Securities
     Parker-Hannifin Corporation (the “Company”) hereby amends its registration statement on Form S-3 (File No. 333-82806), filed with the Securities and Exchange Commission on February 14, 2002 (the “Registration Statement”).
     Pursuant to the Company’s undertaking under Item 512(a)(3) of Regulation S-K, the Company hereby deregisters $775,000,000 in aggregate principal amount of securities previously registered on the Registration Statement that have not been sold as of the date hereof. Upon the deregistering of these securities, no securities remain registered for sale pursuant to the Registration Statement.
Item 16. Exhibits.

Exhibit
Number	Description

24	Powers of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on the 29th day of June 2007.

PARKER-HANNIFIN CORPORATION
By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President, General Counsel and Secretary

*/s/ Donald E. Washkewicz Donald E. Washkewicz	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 29, 2007
*/s/ Timothy K. Pistell Timothy K. Pistell	Executive Vice President - Finance and Administration and Chief Financial Officer (Principal Financial Officer)	June 29, 2007
*/s/ Dana A. Dennis Dana A. Dennis	Vice President and Controller (Principal Accounting Officer)	June 29, 2007
*/s/ Linda S. Harty Linda S. Harty	Director	June 29, 2007
*/s/ William E. Kassling William E. Kassling	Director	June 29, 2007
*/s/ Robert J. Kohlhepp Robert J. Kohlhepp	Director	June 29, 2007
*/s/ Giulio Mazzalupi Giulio Mazzalupi	Director	June 29, 2007
*/s/ Klaus-Peter Müller Klaus-Peter Müller	Director	June 29, 2007
*/s/ Candy M. Obourn Candy M. Obourn	Director	June 29, 2007
*/s/ Joseph M. Scaminace Joseph M. Scaminace	Director	June 29, 2007
*/s/ Wolfgang R. Schmitt Wolfgang R. Schmitt	Director	June 29, 2007
*/s/ Markos I. Tambakeras Markos I. Tambakeras	Director	June 29, 2007
* Thomas A. Piraino, Jr., by signing his name hereto, does hereby sign and execute this post-effective amendment no. 1 to the registration statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.

/s/ Thomas A. Piraino, Jr.

Thomas A. Piraino, Jr., Attorney-in-Fact	June 29, 2007

EXHIBIT INDEX

Exhibit
Number	Description

24	Powers of Attorney.